First Horizon Corporation Reports Full Year 2023 Net Income Available to Common Shareholders of $865 Million or EPS of $1.54; $806 Million or $1.43 on an Adjusted Basis*

Period End Deposits Increased $2 Billion or 4% and Period End Loans Grew $3 Billion or 5% in 2023

Fourth Quarter 2023 Net Income Available to Common Shareholders of $175 Million or EPS of $0.31;
$178 Million or $0.32 on an Adjusted Basis*

4Q23 ROTCE of 10.9% and Adjusted ROTCE of 11.1% with Tangible Book Value per Share of $12.13, up 8% QoQ*

MEMPHIS, TN (January 18, 2024) – First Horizon Corporation (NYSE: FHN or “First Horizon”) today reported full year 2023 net income available to common shareholders ("NIAC") of $865 million or earnings per share of $1.54, compared with full year 2022 NIAC of $868 million or earnings per share of $1.53. 2023 results benefited from a net $59 million after-tax or $0.11 per share of notable items compared with a net reduction of $82 million or $0.15 per share in 2022.

“We reported strong fourth quarter and full-year 2023 results demonstrating our ability to successfully execute on our strategic priorities and navigate the economic headwinds during the year. Prudent risk management, strong liquidity, and robust capital levels supported loan growth of 5% during the year. We ran a successful deposit campaign mid-year, raising $6 billion of new-to-bank deposits,” said Chairman, President and Chief Executive Officer Bryan Jordan. “We remain intently focused on credit discipline and expect to continue to perform well over the cycle.”

“I am exceptionally proud of the resilience of our team, their unwavering dedication to our clients and the many accomplishments achieved during the year. As we enter 2024 and celebrate 160 years in business, we are well-positioned to capitalize on our exceptional client relationships, diversified business model, and attractive footprint,” continued Jordan.

Fourth quarter net income available to common shareholders was $175 million or earnings per share of $0.31, compared with third quarter 2023 NIAC of $129 million or earnings per share of $0.23. Fourth quarter 2023 results were reduced by a net $3 million after-tax or $0.01 per share of notable items compared with an impact of $20 million or $0.04 per share in third quarter 2023. Excluding notable items, adjusted fourth quarter 2023 NIAC of $178 million or $0.32 per share increased from $150 million or $0.27 per share in third quarter 2023.

Notable Items

Notable Items
Quarterly, Unaudited ($ in millions, except per share data)	4Q23	3Q23	4Q22	2023	2022
Summary of Notable Items:
Gain on merger termination	$—	$—	$—	$225	$—
Net merger/acquisition/transaction-related items	—	—	(36)	(51)	(135)
Gain on mortgage servicing rights (mortgage banking and title)	—	—	—	—	12
Gain on sale of title services business (other noninterest income)	—	—	1	—	22
Gain/(loss) related to equity securities investments (other noninterest income)	(6)	—	—	(6)	16
Net gain on asset disposition (other noninterest income less incentives)	7	—	—	7	—
FDIC special assessment (other noninterest expense)	(68)	—	—	(68)	—
Other notable expenses	—	(10)	(10)	(75)	(22)
Total notable items (pre-tax)	(67)	(10)	(45)	33	(107)
Total notable items (after-tax) **	(3)	(20)	(34)	59	(82)
Numbers may not foot due to rounding.
** 4Q23 includes a $48 million after-tax benefit primarily from the resolution of IberiaBank merger-related tax items; 3Q23 includes after-tax notable items of $13 million comprised of $24 million related to the surrender of approximately $214 million in book value of bank owned life insurance policies, partially offset by an $11 million benefit from merger-related tax items.

Fourth quarter pre-tax notable items include an FDIC special assessment of $68 million and a $6 million loss on equities valuation adjustments, partially offset by a $7 million net gain from a small FHN Financial asset disposition. Additionally, fourth quarter includes a $48 million benefit related to after-tax notable items, primarily from the resolution of IberiaBank merger-related tax items.
*ROTCE, PPNR, tangible book value per share, loans and leases excluding LMC, and "Adjusted" results are Non-GAAP Financial Measures; NII, Total Revenue, NIM and PPNR are presented on a fully taxable equivalent basis; References to loans include leases and EPS are based on diluted shares; Capital ratios are preliminary. See page 6 for information on our use of Non-GAAP measures and their reconciliation to GAAP beginning on page 22.

Full Year 2023 versus Full Year 2022

Net interest income
Net interest income of $2.5 billion increased $148 million due to the benefit of short-term interest rate increases and 8% average loan growth. Net interest margin of 3.42% increased 32 basis points.

Noninterest income
Noninterest income of $927 million increased $111 million due to $229 million of notable income in 2023, including the $225 million merger termination fee. Adjusted noninterest income of $699 million decreased $66 million as rising interest rates became a headwind to the counter-cyclical businesses. Fixed income revenue decreased by $72 million and mortgage banking and title revenues declined $33 million, which was partially offset by a $34 million increase in deferred compensation.

Noninterest expense
Noninterest expense of $2.1 billion increased $127 million and included $196 million of notable items, including merger-related expense and the FDIC special assessment. Adjusted noninterest expense of $1.9 billion increased $89 million, which included a $35 million increase in deferred compensation. Other expense increased from advertising related to the deposit campaign, higher FDIC expense, and other strategic investments.

Loans and leases
Average loan and lease balances of $60.2 billion increased $4.2 billion, despite higher market rates driving a $978 million decline in loans to mortgage companies.

Period-end loans and leases of $61.3 billion, up $3.2 billion, with loans to mortgage companies down $239 million from 2022 year end.

Deposits
Average deposits of $64.3 billion decreased 8% as the Federal Reserve implemented quantitative tightening (QT), which reduced the level of deposits in the industry. Period end deposits of $65.8 billion increased 4% as the deposit gathering initiatives in second quarter provided momentum through the rest of the year.

Asset quality
Credit began to normalize in 2023 from very benign levels in 2022. Provision expense of $260 million increased from $95 million in the previous year. Net charge-offs were $170 million or 0.28% versus $59 million or 0.11% in 2022; 2023 included a $72 million idiosyncratic credit loss on a single relationship in the third quarter. The ACL to loans ratio increased to 1.40% from 1.33% in the prior year.

Capital
CET1 ratio of 11.4% and total capital ratio of 14.0% at year end 2023, up from 10.2% and 13.3%, respectively at the end of 2022.

Income taxes
2023 effective tax rate of 18.8% compared with 21.3% in 2022. On an adjusted basis, the effective tax rate was 21.8% and 21.5% in 2023 and 2022, respectively. 2023 includes a $35 million net benefit from tax-related notable items including a $48 million benefit related to the resolution of IberiaBank merger-related tax items, partially offset by $24 million related to the surrender of approximately $214 million in book value of bank owned life insurance policies.

SUMMARY RESULTS
Annual, Unaudited

($s in millions, except per share and balance sheet data)	2023	2022
			$/bp		%
Income Statement
Interest income - taxable equivalent[1]	$4,115	$2,696	$1,419		53%
Interest expense- taxable equivalent[1]	1,560	292	1,268		NM
Net interest income- taxable equivalent	2,556	2,405	151		6
Less: Taxable-equivalent adjustment	16	13	3		23
Net interest income	2,540	2,392	148		6
Noninterest income	927	816	111		14
Total revenue	3,467	3,208	259		8
Noninterest expense	2,080	1,953	127		7
Pre-provision net revenue[4]	1,388	1,254	134		11
Provision for credit losses[5]	260	95	165		NM
Income before income taxes	1,128	1,159	(31)		(3)
Provision for income taxes	212	247	(35)		(14)
Net income	915	912	3		—
Net income attributable to noncontrolling interest	19	12	7		58
Net income attributable to controlling interest	897	900	(3)		—
Preferred stock dividends	32	32	—		—
Net income available to common shareholders	$865	$868	$(3)		—

Adjusted net income[5]	$856	$994	$(138)		(14)%
Adjusted net income available to common shareholders[5]	$806	$950	$(144)		(15)%
Common stock information
EPS	$1.54	$1.53	$0.01		1%
Adjusted EPS[5]	$1.43	$1.68	$(0.25)		(15)%
Diluted shares	562	566	(4)		(1)%
Key performance metrics
Net interest margin	3.42%	3.10%	32	bp
Efficiency ratio	59.91	61.25	(134)
Adjusted efficiency ratio[6]	57.93	56.68	125
Effective income tax rate	18.82	21.32	(250)
Return on average assets	1.12	1.08	4
Adjusted return on average assets[6]	1.05	1.18	(13)
Return on average common equity (“ROCE")	11.0	11.8	(80)
Return on average tangible common equity (“ROTCE”)[6]	14.1	15.6	(148)
Adjusted ROTCE[6]	13.0	17.0	(400)
Noninterest income as a % of total revenue	26.83	25.01	182
Adjusted noninterest income as a % of total revenue[6]	21.43%	24.08%	(265)	bp
Balance Sheet (billions)
Average loans	$60.2	$56.0	$4.2		8%
Average deposits	64.3	69.7	(5.5)		(8)
Average assets	81.7	84.2	(2.5)		(3)
Average common equity	$7.9	$7.3	$0.5		7%
Asset Quality Highlights
Allowance for credit losses to loans and leases	1.40%	1.33%	7	bp
Nonperforming loan and leases ratio	0.75%	0.54%	21	bp
Net charge-off ratio	0.28%	0.11%	17	bp
Net Charge-offs	$170	$59	$111		NM
Capital Ratio Highlights (current quarter is an estimate)
Common Equity Tier 1	11.4%	10.2%	124	bp
Tier 1	12.4	11.9	50
Total Capital	14.0	13.3	64
Tier 1 leverage	10.7%	10.4%	33	bp
Numbers may not foot due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 21.

Fourth Quarter 2023 versus Third Quarter 2023

Net interest income
Net interest income of $617 million increased $12 million and net interest margin of 3.27% increased 10 basis points from the benefit of asset repricing and favorable balance sheet mix.

Noninterest income
Noninterest income of $183 million increased $10 million, including $4 million of notable income.
Adjusted noninterest income of $179 million increased $6 million driven by $9 million higher fixed income and a $6 million increase in deferred compensation, partially offset by lower FHLB dividends and BOLI revenue. Fixed income average daily revenue of $463 thousand increased 54% compared with $301 thousand in third quarter 2023 driven by a favorable change in the market's interest rate expectations and year-end customer portfolio restructurings.

Noninterest expense
Noninterest expense of $572 million increased $98 million, which included $70 million of notable items, primarily the $68 million FDIC special assessment. Adjusted noninterest expense of $502 million increased $37 million driven by expense related to the strategic investment initiatives, an increase in incentives and commissions from higher production, and long-term incentive accruals from improved stock price performance.

Loans and leases
Average loan and lease balances of $61.2 billion were relatively flat compared to the prior quarter, with loans to mortgage companies (LMC) down $414 million, due in part to seasonality.

Period-end loans and leases of $61.3 billion decreased $0.5 billion from third quarter 2023, with loans to mortgage companies down $218 million and other C&I down $313 million.

Deposits
Average deposits of $66.9 billion increased 1%, reflecting strong retention among the clients acquired during the second quarter promotional campaign. Period-end deposits of $65.8 billion decreased $1.2 billion reflecting the $1.2 billion pay down of brokered deposits. Total interest-bearing deposit costs were relatively flat from the prior quarter at 3.37%, however a significant number of promotional accounts were repriced at the end of 4Q23, resulting in an ending rate paid of approximately 3.25% as of December 31, 2023.

Asset quality
Provision expense of $50 million decreased $60 million in fourth quarter following a large idiosyncratic credit loss on a single relationship in third quarter 2023.

Net charge-offs were $36 million or 23 basis points. Nonperforming loans of $462 million increased $68 million.

The ACL to loans ratio increased to 1.40% from 1.36% in third quarter 2023, reflecting marginal deterioration in the CECL macroeconomic scenarios for the CRE and consumer portfolios, as well as modest grade migration.

Capital
CET1 ratio of 11.4% and total capital ratio of 14.0% in fourth quarter 2023, up from 11.1% and 13.6%, respectively in third quarter 2023.

Income taxes
Fourth quarter 2023 effective tax rate of -6.2% compared with 26.7% in third quarter 2023. On an adjusted basis, the effective tax rate was 21.7% and 20.1% in fourth and third quarter, respectively. Fourth quarter includes a $48 million benefit from after-tax notable items primarily related to the resolution of IberiaBank merger-related tax items.

SUMMARY RESULTS
Quarterly, Unaudited

				4Q23 Change vs.
($s in millions, except per share and balance sheet data)	4Q23	3Q23	4Q22	3Q23			4Q22
				$/bp		%	$/bp		%
Income Statement
Interest income - taxable equivalent[1]	$1,090	$1,084	$860	$6		1%	$230		27%
Interest expense- taxable equivalent[1]	469	475	148	(6)		(1)	321		NM
Net interest income- taxable equivalent	621	609	712	12		2	(91)		(13)
Less: Taxable-equivalent adjustment	4	4	4	—		—	—		—
Net interest income	617	605	709	12		2	(92)		(13)
Noninterest income	183	173	174	10		6	9		5
Total revenue	800	778	882	22		3	(82)		(9)
Noninterest expense	572	474	503	98		21	69		14
Pre-provision net revenue[3]	227	304	379	(77)		(25)	(152)		(40)
Provision for credit losses	50	110	45	(60)		(55)	5		11
Income before income taxes	177	194	334	(17)		(9)	(157)		(47)
Provision for income taxes	(11)	52	64	(63)		(121)	(75)		(117)
Net income	188	142	270	46		32	(82)		(30)
Net income attributable to noncontrolling interest	5	5	4	—		—	1		25
Net income attributable to controlling interest	183	137	266	46		34	(83)		(31)
Preferred stock dividends	8	8	8	—		—	—		—
Net income available to common shareholders	$175	$129	$258	$46		36%	$(83)		(32)%

Adjusted net income[4]	$191	$163	$304	$28		17%	$(113)		(37)%
Adjusted net income available to common shareholders[4]	$178	$150	$293	$28		19%	$(115)		(39)%
Common stock information
EPS	$0.31	$0.23	$0.45	$0.08		35%	$(0.14)		(31)%
Adjusted EPS[4]	$0.32	$0.27	$0.51	$0.05		19%	$(0.19)		(37)%
Diluted shares[8]	561	561	572	—		—%	(11)		(2)%
Key performance metrics
Net interest margin	3.27%	3.17%	3.89%	10	bp		(62)	bp
Efficiency ratio	71.14	60.96	57.10	1,018			1,404
Adjusted efficiency ratio[4]	62.84	59.43	51.73	341			1,111
Effective income tax rate	(6.16)	26.67	19.19	(3,283)			(2,535)
Return on average assets	0.91	0.68	1.35	23			(44)
Adjusted return on average assets[4]	0.92	0.78	1.52	14			(60)
Return on average common equity (“ROCE")	8.6	6.3	14.4	232			(582)
Return on average tangible common equity (“ROTCE”)[4]	10.9	8.0	19.1	294			(825)
Adjusted ROTCE[4]	11.1	9.2	21.7	184			(1,063)
Noninterest income as a % of total revenue	23.33	22.23	19.63	110			370
Adjusted noninterest income as a % of total revenue[4]	22.32%	22.11%	19.50%	21	bp		282	bp
Balance Sheet (billions)
Average loans	$61.2	$61.4	$57.6	$(0.2)		—%	$3.6		6%
Average deposits	66.9	66.5	64.9	0.3		1	2.0		3
Average assets	82.3	83.2	79.5	(0.9)		(1)	2.8		4
Average common equity	$8.1	$8.2	$7.1	$(0.1)		(1)%	$1.0		14%
Asset Quality Highlights
Allowance for credit losses to loans and leases	1.40%	1.36%	1.33%	4	bp		7	bp
Nonperforming loan and leases ratio	0.75%	0.64%	0.54%	11	bp		21	bp
Net charge-off ratio	0.23%	0.61%	0.18%	(38)	bp		5	bp
Net Charge-offs	$36	$95	$26	$(59)		(62)%	$10		40%
Capital Ratio Highlights (current quarter is an estimate)
Common Equity Tier 1	11.4%	11.1%	10.2%	29	bp		124	bp
Tier 1	12.4	12.1	11.9	30			50
Total Capital	14.0	13.6	13.3	34			64
Tier 1 leverage	10.7%	10.5%	10.4%	22	bp		33	bp
Numbers may not foot due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 21.

Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements pertain to FHN's beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results, or other developments. Forward-looking statements can be identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other expressions that indicate future events and trends.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic, and competitive uncertainties and contingencies, many of which are beyond FHN’s control, and many of which, with respect to future business decisions and actions (including acquisitions and divestitures), are subject to change and could cause FHN’s actual future results and outcomes to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include those mentioned: in this document; in Items 2.02 and 7.01 of FHN’s Current Report on Form 8-K to which this document has been filed as an exhibit; in the forepart, and in Items 1, 1A, and 7, of FHN’s most recent Annual Report on Form 10-K, as amended; and in the forepart, and in Item 1A of Part II, of FHN’s Quarterly Report(s) on Form 10-Q filed after that Annual Report.

FHN assumes no obligation to update or revise any forward-looking statements that are made in this document or in any other statement, release, report, or filing from time to time.

Use of Non-GAAP Measures and Regulatory Measures that are not GAAP

Certain measures included in this report are “non-GAAP,” meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN’s management and Board of Directors through various internal reports.

The non-GAAP measures presented in this earnings release are fully taxable equivalent measures, pre-provision net revenue ("PPNR"), Loans to Mortgage Companies ("LMC"), return on average tangible common equity (“ROTCE”), tangible common equity (“TCE”) to tangible assets (“TA”), tangible book value ("TBV") per common share, and various consolidated and segment results and performance measures and ratios adjusted for notable items.

Presentation of regulatory measures, even those which are not GAAP, provide a meaningful base for comparability to other financial institutions subject to the same regulations as FHN, as demonstrated by their use by banking regulators in reviewing capital adequacy of financial institutions. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this financial supplement include: common equity tier 1 capital ("CET1"), generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; and risk-weighted assets, which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios.

Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items, beginning on page 22.

Conference Call Information
Analysts, investors and interested parties may call toll-free starting at 8:15 a.m. CT on January 18, 2024 by dialing 1-833-470-1428 (if calling from the U.S.) or 404-975-4839 (if calling from outside the U.S) and entering access code 172464. The conference call will begin at 8:30 a.m. CT.

Participants can also opt to listen to the live audio webcast at https://ir.firsthorizon.com/events-and-presentations/default.aspx.

A replay of the call will be available beginning at noon CT on January 18 until midnight CT on February 1, 2024. To listen to the replay, dial 1-866-813-9403 (U.S. callers); the access code is 404538. A replay of the webcast will also be available on our website on January 18 and will be archived on the site for one year.

First Horizon Corp. (NYSE: FHN), with $81.7 billion in assets as of December 31, 2023, is a leading regional financial services company, dedicated to helping our clients, communities and associates unlock their full potential with capital and counsel. Headquartered in Memphis, TN, the banking subsidiary First Horizon Bank operates in 12 states across the southern U.S. The Company and its subsidiaries offer commercial, private banking, consumer, small business, wealth and trust management, retail brokerage, capital markets, fixed income, and mortgage banking services. First Horizon has been recognized as one of the nation's best employers by Fortune and Forbes magazines and a Top 10 Most Reputable U.S. Bank. More information is available at www.FirstHorizon.com.

Contact: Investor Relations - NRFlanders@firsthorizon.com
Media Relations - Beth.Ardoin@firsthorizon.com

CONSOLIDATED INCOME STATEMENT
Quarterly, Unaudited

						4Q23 Change vs.						2023 vs 2022
($s in millions, except per share data)	4Q23	3Q23	2Q23	1Q23	4Q22	3Q23		4Q22		2023	2022
						$	%	$	%			$	%
Interest income - taxable equivalent[1]	$1,090	$1,084	$1,019	$923	$860	$6	1%	$230	27%	$4,115	$2,696	$1,419	53%
Interest expense- taxable equivalent[1]	469	475	385	232	148	(6)	(1)	321	NM	1,560	292	1,268	NM
Net interest income- taxable equivalent	621	609	635	691	712	12	2	(91)	(13)	2,556	2,405	151	6
Less: Taxable-equivalent adjustment	4	4	4	4	4	—	—	—	—	16	13	3	23
Net interest income	617	605	631	688	709	12	2	(92)	(13)	2,540	2,392	148	6
Noninterest income:
Fixed income	37	28	30	39	35	9	32	2	6	133	205	(72)	(35)
Mortgage banking and title	5	7	6	5	4	(2)	(29)	1	25	23	68	(45)	(66)
Brokerage, trust, and insurance	36	34	35	34	33	2	6	3	9	139	141	(2)	(1)
Service charges and fees	59	60	59	55	56	(1)	(2)	3	5	233	226	7	3
Card and digital banking fees	16	20	21	19	20	(4)	(20)	(4)	(20)	77	84	(7)	(8)
Deferred compensation income	6	—	8	3	7	6	NM	(1)	(14)	17	(17)	34	NM
Gain on merger termination	—	—	225	—	—	—	NM	—	NM	225	—	225	NM
Other noninterest income	23	25	17	15	20	(2)	(8)	3	15	80	110	(30)	(27)
Total noninterest income	183	173	400	171	174	10	6	9	5	927	816	111	14
Total revenue	800	778	1,031	859	882	22	3	(82)	(9)	3,467	3,208	259	8
Noninterest expense:
Personnel expense:
Salaries and benefits	190	188	191	188	178	2	1	12	7	757	743	14	2
Incentives and commissions	82	77	86	80	97	5	6	(15)	(15)	326	376	(50)	(13)
Deferred compensation expense	7	—	8	3	7	7	NM	—	—	17	(18)	35	NM
Total personnel expense	279	266	285	271	281	13	5	(2)	(1)	1,100	1,101	(1)	—
Occupancy and equipment[2]	71	67	68	70	71	4	6	—	—	276	286	(10)	(3)
Outside services	84	69	71	66	70	15	22	14	20	291	290	1	—
Amortization of intangible assets	12	12	12	12	13	—	—	(1)	(8)	47	51	(4)	(8)
Other noninterest expense	127	60	119	59	69	67	112	58	84	365	225	140	62
Total noninterest expense	572	474	555	478	503	98	21	69	14	2,080	1,953	127	7
Pre-provision net revenue[3]	227	304	475	381	379	(77)	(25)	(152)	(40)	1,388	1,254	134	11
Provision for credit losses	50	110	50	50	45	(60)	(55)	5	11	260	95	165	NM
Income before income taxes	177	194	425	331	334	(17)	(9)	(157)	(47)	1,128	1,159	(31)	(3)
Provision for income taxes	(11)	52	96	75	64	(63)	(121)	(75)	(117)	212	247	(35)	(14)
Net income	188	142	329	256	270	46	32	(82)	(30)	915	912	3	—
Net income attributable to noncontrolling interest	5	5	5	4	4	—	—	1	25	19	12	7	58
Net income attributable to controlling interest	183	137	325	251	266	46	34	(83)	(31)	897	900	(3)	—
Preferred stock dividends	8	8	8	8	8	—	—	—	—	32	32	—	—
Net income available to common shareholders	$175	$129	$317	$243	$258	$46	36%	$(83)	(32)%	$865	$868	$(3)	—%
Common Share Data
EPS	$0.31	$0.23	$0.59	$0.45	$0.48	$0.08	35%	$(0.17)	(35)%	$1.58	$1.62	$(0.04)	(2)%
Basic shares	559	559	539	537	536	—	—	23	4	548	535	13	2
Diluted EPS	$0.31	$0.23	$0.56	$0.43	$0.45	$0.08	35	$(0.14)	(31)	$1.54	$1.53	$0.01	1
Diluted shares[8]	561	561	561	572	572	—	—%	(11)	(2)%	562	566	(4)	(1)%

Effective tax rate	(6.2)%	26.7%	22.6%	22.7%	19.2%					18.8%	21.3%
Numbers may not foot due to rounding. See footnote disclosures on page 21.

ADJUSTED[5] FINANCIAL DATA - SEE NOTABLE ITEMS ON PAGE 10
Quarterly, Unaudited

						4Q23 Change vs.						2023 vs. 2022
($s in millions, except per share data)	4Q23	3Q23	2Q23	1Q23	4Q22	3Q23		4Q22		2023	2022
						$	%	$	%			$	%
Net interest income (FTE)[1]	$621	$609	$635	$691	$712	$12	2%	$(91)	(13)%	$2,556	$2,405	$151	6%
Adjusted noninterest income:
Fixed income	37	28	30	39	35	9	32	2	6	133	205	(72)	(35)
Adjusted mortgage banking and title	5	7	6	5	4	(2)	(29)	1	25	23	56	(33)	(59)
Brokerage, trust, and insurance	36	34	35	34	33	2	6	3	9	139	141	(2)	(1)
Service charges and fees	59	60	59	55	56	(1)	(2)	3	5	233	226	7	3
Card and digital banking fees	16	20	21	19	20	(4)	(20)	(4)	(20)	77	84	(7)	(8)
Deferred compensation income	6	—	8	3	7	6	NM	(1)	(14)	17	(17)	34	NM
Gain on merger termination	—	—	—	—	—	—	NM	—	NM	—	—	—	NM
Adjusted other noninterest income	20	25	17	15	20	(5)	(20)	—	—	77	71	6	8
Adjusted total noninterest income	$179	$173	$175	$171	$173	$6	3%	$6	3%	$699	$765	$(66)	(9)%
Total revenue (FTE)[1]	$800	$782	$810	$863	$885	$18	2%	$(85)	(10)%	$3,254	$3,170	$84	3%

Adjusted noninterest expense:
Adjusted personnel expense:
Adjusted salaries and benefits	$190	$188	$187	$188	$178	$2	1%	$12	7%	$753	$741	$12	2%
Adjusted Incentives and commissions	80	68	65	64	70	12	18	10	14	278	301	(23)	(8)%
Adjusted deferred compensation expense	7	—	8	3	7	7	NM	—	—	17	(18)	35	NM
Adjusted total personnel expense	277	256	260	255	254	21	8	23	9	1,048	1,024	24	2%
Adjusted occupancy and equipment[2]	71	67	68	70	71	4	6	—	—	276	284	(8)	(3)%
Adjusted outside services	84	69	68	63	64	15	22	20	31	284	248	36	15%
Adjusted amortization of intangible assets	12	12	12	12	12	—	—	—	—	47	48	(1)	(2)%
Adjusted other noninterest expense	59	60	53	58	58	(1)	(2)	1	2	229	192	37	19%
Adjusted total noninterest expense	$502	$465	$461	$457	$458	$37	8%	$44	10%	$1,884	$1,795	$89	5%

Adjusted pre-provision net revenue[3]	$298	$318	$349	$406	$428	$(20)	(6)%	$(130)	(30)%	$1,370	$1,374	$(4)	—%

Provision for credit losses	$50	$110	$50	$50	$45	$(60)	(55)%	$5	11%	$260	$95	$165	NM

Adjusted net income available to common shareholders	$178	$150	$219	$259	$293	$28	19%	$(115)	(39)%	$806	$950	$(144)	(15)%

Adjusted Common Share Data
Adjusted diluted EPS	$0.32	$0.27	$0.39	$0.45	$0.51	$0.05	19%	$(0.19)	(37)%	$1.43	$1.68	$(0.25)	(15)%
Diluted shares[8]	561	561	561	572	572	—	—%	(11)	(2)%	562	566	(4)	(1)%

Adjusted effective tax rate	21.7%	20.1%	21.6%	22.9%	19.8%					21.8%	21.5%
Adjusted ROTCE	11.1%	9.2%	14.6%	18.6%	21.7%					13.0%	17.0%
Adjusted efficiency ratio	62.8%	59.4%	56.9%	53.0%	51.7%					57.9%	56.7%
Numbers may not foot due to rounding.
See footnote disclosures on page 21.

NOTABLE ITEMS
Quarterly, Unaudited

(In millions)	4Q23	3Q23	2Q23	1Q23	4Q22	2023	2022
Summary of Notable Items:
Gain on merger termination	$—	$—	$225	$—	$—	$225	$—
Net merger/acquisition/transaction-related items	—	—	(30)	(21)	(36)	(51)	(135)
Gain on mortgage servicing rights (mortgage banking and title)	—	—	—	—	—	—	12
Gain on sale of title services business (other noninterest income)	—	—	—	—	1	—	22
Gain/(loss) related to equity securities investments (other noninterest income)	(6)	—	—	—	—	(6)	16
Net gain on asset disposition (other noninterest income less incentives)	7	—	—	—	—	7	—
FDIC special assessment (other noninterest expense)	(68)	—	—	—	—	(68)	—
Other notable expenses *	—	(10)	(65)	—	(10)	(75)	(22)
Total notable items (pre-tax)	(67)	(10)	130	(21)	(45)	33	(107)
Tax-related notable items **	48	(13)	—	—	—	35	—
Numbers may not foot due to rounding
* 2023 includes $10 million of restructuring expenses recognized in 3Q23 and $50 million contribution to First Horizon Foundation and $15 million of Visa derivative valuation expenses recognized in 2Q23; 2022 includes $12 million and $10 million of Visa derivative valuation expense recognized in 2Q22 and 4Q22, respectively.
** 4Q23 includes a $48 million after-tax benefit primarily from the resolution of IberiaBank merger-related tax items; 3Q23 includes after-tax notable items of $24 million related to the surrender of approximately $214 million in book value of bank owned life insurance policies, partially offset by an $11 million benefit from merger-related tax items.

IMPACT OF NOTABLE ITEMS:
Quarterly, Unaudited

(In millions)	4Q23	3Q23	2Q23	1Q23	4Q22	2023	2022
Impacts of Notable Items:
Noninterest income:
Mortgage banking and title	$—	$—	$—	$—	$—	$—	$(12)
Gain on merger termination	—	—	(225)	—	—	(225)	—
Other noninterest income	(4)	—	—	—	(1)	(4)	(38)
Total noninterest income	$(4)	$—	$(225)	$—	$(1)	$(229)	$(51)

Noninterest expense:
Personnel expenses:
Salaries and benefits	$—	$—	$(4)	$—	$—	$(4)	$(2)
Incentives and commissions	(2)	(9)	(21)	(16)	(27)	(49)	(76)
Deferred compensation expense	—	—	—	—	—	—	—
Total personnel expenses	(2)	(10)	(25)	(16)	(27)	(52)	(77)
Occupancy and equipment[2]	—	—	—	—	—	—	(2)
Outside services	—	—	(4)	(3)	(6)	(7)	(42)
Amortization of intangible assets	—	—	—	—	(1)	—	(3)
Other noninterest expense	(68)	—	(66)	(2)	(11)	(136)	(33)
Total noninterest expense	$(70)	$(10)	$(95)	$(21)	$(46)	$(196)	$(158)

Income before income taxes	$67	$10	$(130)	$21	$45	$(33)	$107
Provision for income taxes *	64	(11)	(33)	6	11	26	25
Net income/(loss) available to common shareholders	$3	$20	$(98)	$16	$34	$(59)	$82
EPS impact of notable items	$0.01	$0.04	$(0.17)	$0.03	$0.06	$(0.11)	$0.15
Numbers may not foot due to rounding
* 4Q23 includes a $48 million after-tax benefit primarily from the resolution of IberiaBank merger-related tax items; 3Q23 includes after-tax notable items of $24 million related to the surrender of approximately $214 million in book value of bank owned life insurance policies, partially offset by an $11 million benefit from merger-related tax items.

FINANCIAL RATIOS
Quarterly, Unaudited
						4Q23 Change vs.								2023 vs. 2022
	4Q23	3Q23	2Q23	1Q23	4Q22	3Q23			4Q22			2023	2022
FINANCIAL RATIOS						$/bp		%	$/bp		%			$/bp		%
Net interest margin	3.27%	3.17%	3.38%	3.88%	3.89%	10	bp		(62)	bp		3.42%	3.10%	32	bp
Return on average assets	0.91%	0.68%	1.60%	1.32%	1.35%	23			(44)			1.12%	1.08%	4
Adjusted return on average assets[4]	0.92%	0.78%	1.13%	1.40%	1.52%	14			(60)			1.05%	1.18%	(13)
Return on average common equity (“ROCE”)	8.60%	6.28%	16.40%	13.34%	14.42%	232			(582)			11.01%	11.81%	(80)
Return on average tangible common equity (“ROTCE”)[4]	10.89%	7.95%	21.10%	17.43%	19.14%	294			(825)			14.10%	15.58%	(148)
Adjusted ROTCE[4]	11.05%	9.21%	14.59%	18.55%	21.68%	184			(1,063)			12.96%	16.96%	(400)
Noninterest income as a % of total revenue	23.33%	22.23%	38.80%	19.90%	19.63%	110			370			26.83%	25.01%	182
Adjusted noninterest income as a % of total revenue[4]	22.32%	22.11%	21.60%	19.81%	19.50%	21			282			21.43%	24.08%	(265)
Efficiency ratio	71.14%	60.96%	53.89%	55.67%	57.10%	1,018			1,404			59.91%	61.25%	(134)
Adjusted efficiency ratio[4]	62.84%	59.43%	56.92%	52.98%	51.73%	341			1,111			57.93%	56.68%	125
Allowance for credit losses to loans and leases	1.40%	1.36%	1.35%	1.35%	1.33%	4			7			1.40%	1.33%	7

CAPITAL DATA
CET1 capital ratio*	11.4%	11.1%	11.1%	10.4%	10.2%	29	bp		124	bp		11.4%	10.2%	124	bp
Tier 1 capital ratio*	12.4%	12.1%	12.1%	12.1%	11.9%	30	bp		50	bp		12.4%	11.9%	50	bp
Total capital ratio*	14.0%	13.6%	13.6%	13.6%	13.3%	34	bp		64	bp		14.0%	13.3%	64	bp
Tier 1 leverage ratio*	10.7%	10.5%	10.5%	10.7%	10.4%	22	bp		33	bp		10.7%	10.4%	33	bp
Risk-weighted assets (“RWA”) (billions)	$71.0	$71.9	$71.5	$69.5	$69.2	$(1)		(1)%	$2		3%	$71.0	$69.2	$2		3%
Total equity to total assets	11.38%	10.65%	10.53%	11.02%	10.83%	73	bp		55	bp		11.38%	10.83%	55	bp
Tangible common equity/tangible assets (“TCE/TA”)[4]	8.48%	7.76%	7.71%	7.41%	7.12%	72	bp		136	bp		8.48%	7.12%	136	bp
Period-end shares outstanding (millions)[9]	559	559	559	538	537	—		—%	22		4%	559	537	22		4%
Cash dividends declared per common share	$0.15	$0.15	$0.15	$0.15	$0.15	$—		—%	$—		—%	$0.60	$0.60	$—		—%
Book value per common share	$15.17	$14.28	$14.58	$14.11	$13.48	$0.89		6%	$1.69		13%	$15.17	$13.48	$1.69		13%
Tangible book value per common share[4]	$12.13	$11.22	$11.50	$10.89	$10.23	$0.91		8%	$1.90		19%	$12.13	$10.23	$1.90		19%

SELECTED BALANCE SHEET DATA
Loans-to-deposit ratio (period-end balances)	93.18%	92.18%	93.68%	96.10%	91.51%	100	bp		167	bp		93.18%	91.51%	167	bp
Loans-to-deposit ratio (average balances)	91.53%	92.35%	97.52%	93.33%	88.73%	(82)	bp		280	bp		93.60%	80.22%	1,338	bp
Full-time equivalent associates	7,277	7,340	7,327	7,282	7,477	(63)		(1)%	(200)		(3)%	7,306	7,642	(336)		(4)%
Certain previously reported amounts have been reclassified to agree with current presentation.
*Current quarter is an estimate.
See footnote disclosures on page 21.

CONSOLIDATED PERIOD-END BALANCE SHEET
Quarterly, Unaudited

						4Q23 Change vs.
(In millions)	4Q23	3Q23	2Q23	1Q23	4Q22	3Q23		4Q22
Assets:						$	%	$	%

Loans and leases:
Commercial, financial, and industrial (C&I)	$32,632	$33,163	$33,116	$32,172	$31,780	$(531)	(2)%	$852	3%
Commercial real estate	14,216	14,121	13,891	13,397	13,228	95	1	988	7
Total Commercial	46,849	47,283	47,006	45,570	45,008	(434)	(1)	1,841	4
Consumer real estate	13,650	13,685	13,475	12,668	12,253	(35)	—	1,397	11
Credit card and other[5]	793	809	813	807	840	(16)	(2)	(47)	(6)
Total Consumer	14,443	14,494	14,289	13,475	13,093	(51)	—	1,350	10
Loans and leases, net of unearned income	61,292	61,778	61,295	59,045	58,101	(486)	(1)	3,191	5
Loans held for sale	502	613	789	650	590	(111)	(18)	(88)	(15)
Investment securities	9,714	9,435	9,949	10,317	10,207	279	3	(493)	(5)
Trading securities	1,412	1,231	1,059	1,122	1,375	181	15	37	3
Interest-bearing deposits with banks	1,328	1,917	4,523	2,488	1,384	(589)	(31)	(56)	(4)
Federal funds sold and securities purchased under agreements to resell	719	416	282	309	482	303	73	237	49
Total interest earning assets	74,967	75,389	77,898	73,929	72,139	(422)	(1)	2,828	4
Cash and due from banks	1,012	1,022	1,137	987	1,061	(10)	(1)	(49)	(5)
Goodwill and other intangible assets, net	1,696	1,709	1,720	1,732	1,744	(13)	(1)	(48)	(3)
Premises and equipment, net	590	590	595	603	612	—	—	(22)	(4)
Allowance for loan and lease losses	(773)	(760)	(737)	(715)	(685)	(13)	(2)	(88)	(13)
Other assets	4,169	4,584	4,458	4,193	4,082	(415)	(9)	(87)	2
Total assets	$81,661	$82,533	$85,071	$80,729	$78,953	$(872)	(1)%	$2,708	3%

Liabilities and Shareholders' Equity:
Deposits:
Savings	$25,082	$25,590	$23,733	$21,346	$21,971	$(508)	(2)%	$3,111	14%
Time deposits	6,804	7,783	8,279	3,777	2,887	(979)	(13)	3,917	136
Other interest-bearing deposits	16,689	15,817	14,620	15,184	15,165	872	6	1,524	10
Total interest-bearing deposits	48,576	49,190	46,632	40,306	40,023	(614)	(1)	8,553	21
Trading liabilities	509	366	174	144	335	143	39	174	52
Federal funds purchased and securities sold under agreements to repurchase	2,223	2,015	2,169	1,621	1,413	208	10	810	57
Short-term borrowings	326	492	4,777	4,863	1,093	(166)	(34)	(767)	(70)
Term borrowings	1,150	1,157	1,156	1,605	1,597	(7)	(1)	(447)	(28)
Total interest-bearing liabilities	52,783	53,220	54,908	48,540	44,461	(437)	(1)	8,322	19
Noninterest-bearing deposits	17,204	17,825	18,801	21,134	23,466	(621)	(3)	(6,262)	(27)
Other liabilities	2,383	2,694	2,403	2,161	2,480	(311)	(12)	(97)	(4)
Total liabilities	72,370	73,740	76,112	71,835	70,406	(1,370)	(2)	1,964	3
Shareholders' Equity:
Preferred stock	520	520	520	1,014	1,014	—	—	(494)	(49)
Common stock	349	349	349	336	336	—	—	13	4
Capital surplus	5,351	5,337	5,324	4,863	4,840	14	—	511	11
Retained earnings	3,964	3,874	3,830	3,595	3,430	90	2	534	16
Accumulated other comprehensive loss, net	(1,188)	(1,582)	(1,359)	(1,208)	(1,367)	394	25	179	13
Combined shareholders' equity	8,996	8,498	8,664	8,599	8,251	498	6	745	9
Noncontrolling interest	295	295	295	295	295	—	—	—	—
Total shareholders' equity	9,291	8,794	8,960	8,895	8,547	497	6	744	9
Total liabilities and shareholders' equity	$81,661	$82,533	$85,071	$80,729	$78,953	$(872)	(1)%	$2,708	3%
Memo:
Total deposits	$65,780	$67,015	$65,433	$61,440	$63,489	$(1,235)	(2)%	$2,291	4%
Loans to mortgage companies	$2,019	$2,237	$2,691	$2,040	$2,258	$(218)	(10)%	$(239)	(11)%
Unfunded Loan Commitments:
Commercial	$21,328	$22,063	$22,134	$21,844	$22,875	$(735)	(3)%	$(1,547)	(7)%
Consumer	$4,401	$4,432	$4,400	$4,404	$4,329	$(31)	(1)%	$72	2%
Numbers may not foot due to rounding. See footnote disclosures on page 21.

CONSOLIDATED AVERAGE BALANCE SHEET
Quarterly, Unaudited

						4Q23 Change vs.						2023 vs. 2022
(In millions)	4Q23	3Q23	2Q23	1Q22	4Q22	3Q23		4Q22		2023	2022
Assets:						$	%	$	%			$	%
Loans and leases:
Commercial, financial, and industrial (C&I)	$32,520	$33,042	$32,423	$31,558	$31,562	$(522)	(2)%	$958	3%	$32,390	$30,969	$1,421	5%
Commercial real estate	14,210	13,999	13,628	13,290	13,095	211	2	1,115	9	13,785	12,722	1,063	8
Total Commercial	46,730	47,041	46,051	44,848	44,657	(311)	(1)	2,073	5	46,175	43,691	2,484	6
Consumer real estate	13,664	13,575	13,058	12,401	12,049	89	1	1,615	13	13,179	11,397	1,782	16
Credit card and other[5]	802	816	815	825	858	(14)	(2)	(56)	(7)	814	864	(50)	(6)
Total Consumer	14,466	14,391	13,873	13,226	12,907	75	1	1,559	12	13,994	12,261	1,733	14
Loans and leases, net of unearned income	61,197	61,432	59,924	58,074	57,564	(235)	—	3,633	6	60,169	55,952	4,217	8
Loans held-for-sale	547	782	731	596	597	(235)	(30)	(50)	(8)	664	883	(219)	(25)
Investment securities	9,394	9,811	10,192	10,263	10,132	(417)	(4)	(738)	(7)	9,912	9,976	(64)	(1)
Trading securities	1,225	1,099	1,110	1,284	1,311	126	11	(86)	(7)	1,179	1,438	(259)	(18)
Interest-bearing deposits with banks	2,556	2,867	3,110	1,468	2,618	(311)	(11)	(62)	(2)	2,504	8,672	(6,168)	(71)
Federal funds sold and securities purchased under agreements to resell	529	315	279	392	583	214	68	(54)	(9)	379	713	(334)	(47)
Total interest earning assets	75,448	76,306	75,346	72,076	72,805	(858)	(1)	2,643	4	74,807	77,635	(2,828)	(4)
Cash and due from banks	994	997	1,024	1,035	1,118	(3)	—	(124)	(11)	1,012	1,217	(205)	(17)
Goodwill and other intangibles assets, net	1,702	1,714	1,726	1,738	1,750	(12)	(1)	(48)	(3)	1,720	1,777	(57)	(3)
Premises and equipment, net	589	592	598	607	616	(3)	(1)	(27)	(4)	596	636	(40)	(6)
Allowances for loan and lease losses	(772)	(766)	(728)	(692)	(675)	(6)	(1)	(97)	(14)	(740)	(648)	(92)	(14)
Other assets	4,352	4,377	4,338	4,076	3,907	(25)	(1)	445	11	4,287	3,599	688	19
Total assets	$82,313	$83,220	$82,304	$78,841	$79,521	$(907)	(1)%	$2,792	4%	$81,683	$84,217	$(2,534)	(3)%

Liabilities and shareholders' equity:
Deposits:
Savings	$25,799	$24,963	$21,542	$21,824	$22,477	$836	3%	$3,322	15%	$23,547	$24,292	$(745)	(3)%
Time deposits	7,372	8,087	5,520	3,336	2,720	(715)	(9)	4,652	NM	6,095	2,963	3,132	106
Other interest-bearing deposits	16,344	15,329	14,719	14,790	14,658	1,015	7	1,686	12	15,300	15,641	(341)	(2)
Total interest-bearing deposits	49,515	48,379	41,781	39,950	39,855	1,136	2	9,660	24	44,942	42,896	2,046	5
Trading liabilities	386	276	216	324	353	110	40	33	9	300	480	(180)	(38)
Federal funds purchased and securities sold under agreements to repurchase	1,982	1,970	1,634	1,507	1,462	12	1%	520	36%	1,775	1,579	196	12
Short-term borrowings	437	1,790	6,365	2,188	358	(1,353)	(76)	79	22	2,688	229	2,459	NM
Term borrowings	1,156	1,161	1,428	1,602	1,597	(5)	—	(441)	(28)	1,335	1,596	(261)	(16)
Total interest-bearing liabilities	53,475	53,575	51,424	45,572	43,626	(100)	—	9,849	23	51,040	46,780	4,260	9
Noninterest-bearing deposits	17,347	18,145	19,664	22,274	25,021	(798)	(4)	(7,674)	(31)	19,341	26,851	(7,510)	(28)
Other liabilities	2,585	2,522	2,187	2,289	2,459	63	2	126	5	2,397	2,006	391	19
Total liabilities	73,407	74,242	73,275	70,134	71,106	(835)	(1)	2,301	3	72,778	75,638	(2,860)	(4)
Shareholders' Equity:
Preferred stock	520	520	986	1,014	1,014	—	—	(494)	(49)	758	935	(177)	(19)
Common stock	349	349	337	336	336	—	—	13	4	343	335	8	2
Capital surplus	5,343	5,330	4,891	4,851	4,826	13	—	517	11	5,106	4,790	316	7
Retained earnings	3,935	3,861	3,759	3,518	3,358	74	2	577	17	3,770	3,132	638	20
Accumulated other comprehensive loss, net	(1,538)	(1,378)	(1,241)	(1,307)	(1,414)	(160)	(12)	(124)	(9)	(1,367)	(909)	(458)	(50)
Combined shareholders' equity	8,610	8,683	8,734	8,411	8,119	(73)	(1)	491	6	8,610	8,283	327	4
Noncontrolling interest	295	295	295	295	295	—	—	—	—	295	295	—	—
Total shareholders' equity	8,905	8,978	9,029	8,707	8,415	(73)	(1)	490	6	8,905	8,579	326	4
Total liabilities and shareholders' equity	$82,313	$83,220	$82,304	$78,841	$79,521	$(907)	(1)%	$2,792	4%	$81,683	$84,217	$(2,534)	(3)%
Memo:
Total deposits	$66,862	$66,523	$61,445	$62,224	$64,876	$339	1%	$1,986	3%	$64,283	$69,748	$(5,465)	(8)%
Loans to mortgage companies	$1,939	$2,353	$2,262	$1,875	$2,299	$(414)	(18)%	$(360)	(16)%	$2,108	$3,086	$(978)	(32)%
Numbers may not foot due to rounding. See footnote disclosures on page 21.

CONSOLIDATED NET INTEREST INCOME AND AVERAGE BALANCE SHEET: YIELDS AND RATES
Quarterly, Unaudited
											4Q23 Change vs.								2023 vs. 2022
	4Q23		3Q23		2Q23		1Q23		4Q22		3Q23		4Q22		2023		2022
(In millions, except rates)	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense		Income/Expense		Income/Expense	Rate	Income/Expense	Rate	Income/Expense
											$	%	$	%					$	%
Interest earning assets/Interest income:
Loans and leases, net of unearned income:
Commercial	$783	6.65%	$779	6.58%	$727	6.34%	$668	6.04%	$607	5.40%	$4	1%	$176	29%	$2,957	6.41%	$1,823	4.18%	$1,134	62%
Consumer	171	4.71	165	4.55	153	4.39	141	4.26	134	4.14	6	4	37	28	630	4.48	479	3.89	151	32
Loans and leases, net of unearned income	954	6.19	944	6.10	880	5.89	809	5.64	742	5.12	10	1	212	29	3,587	5.96	2,302	4.11	1,285	56
Loans held-for-sale	11	8.34	15	7.88	14	7.58	11	7.08	9	6.34	(4)	(27)	2	22	51	7.71	39	4.41	12	31
Investment securities	61	2.62	62	2.54	63	2.49	63	2.45	61	2.41	(1)	(2)	—	—	250	2.52	200	2.01	50	25
Trading securities	20	6.63	19	7.03	19	6.69	20	6.21	19	5.79	1	5	1	5	78	6.62	58	4.04	20	34
Interest-bearing deposits with banks	35	5.46	39	5.34	40	5.13	17	4.60	24	3.61	(4)	(10)	11	46	130	5.20	87	1.00	43	49
Federal funds sold and securities purchased under agreements	7	5.32	4	5.06	3	4.85	4	4.35	5	3.48	3	75	2	40	19	4.93	10	1.38	9	90
Interest income	$1,089	5.74%	$1,084	5.64%	$1,019	5.42%	$923	5.18%	$860	4.70%	$5	—%	$229	27%	$4,115	5.50	$2,696	3.47	$1,419	53%

Interest bearing liabilities/Interest expense:
Interest-bearing deposits:
Savings	$222	3.42%	$219	3.48%	$141	2.63%	$96	1.79%	$67	1.19%	$3	1%	$155	NM	$679	2.88%	$94	0.39%	$585	NM
Time deposits	82	4.42	89	4.35	49	3.56	16	1.96	6	0.90	(7)	(8)	76	NM	236	3.87	18	0.60	218	NM
Other interest-bearing deposits	116	2.81	102	2.64	75	2.06	58	1.59	39	1.05	14	14	77	NM	351	2.30	73	0.47	278	NM
Total interest-bearing deposits	420	3.37	409	3.36	265	2.55	171	1.73	112	1.12	11	3	308	NM	1,266	2.82	184	0.43	1,082	NM
Trading liabilities	4	4.59	3	4.20	2	3.82	3	3.83	3	3.59	1	33	1	33	13	4.16	12	2.56	1	8
Federal funds purchased and securities sold under agreements to repurchase	22	4.35	21	4.24	15	3.74	12	3.23	10	2.63	1	5	12	120	70	3.95	18	1.12	52	NM
Short-term borrowings	6	5.41	24	5.42	83	5.25	26	4.79	3	3.75	(18)	(75)	3	100	140	5.19	5	2.26	135	NM
Term borrowings	17	5.75	17	5.82	19	5.21	20	4.98	19	4.81	—	—	(2)	(11)	72	5.39	72	4.51	—	—
Interest expense	469	3.48	475	3.52	385	3.00	232	2.06	148	1.35	(6)	(1)	321	NM	1,560	3.06	292	0.62	1,268	NM
Net interest income - tax equivalent basis	621	2.26	609	2.12	635	2.42	691	3.11	712	3.35	12	2	(91)	(13)	2,556	2.44	2,405	2.85	151	6
Fully taxable equivalent adjustment	(4)	1.01	(4)	1.05	(4)	0.96	(4)	0.76	(4)	0.54	—	—	—	—	(16)	0.98	(13)	0.25	(3)	(23)
Net interest income	$617	3.27%	$605	3.17%	$631	3.38%	$688	3.88%	$709	3.89%	$12	2%	$(92)	(13)%	$2,540	3.42%	$2,392	3.10%	$148	6%

Memo:
Total loan yield		6.19%		6.10%		5.89%		5.64%		5.12%						5.96%		4.11%
Total deposit cost		2.49%		2.44%		1.73%		1.11%		0.69%						1.97%		0.26%
Total funding cost		2.63%		2.63%		2.17%		1.38%		0.85%						2.22%		0.40%
Average loans and leases, net of unearned income		$61,197		$61,432		$59,924		$58,074		$57,564						$60,169		$55,952
Average deposits		66,862		66,523		61,445		62,224		64,876						64,283		69,748
Average funded liabilities		70,822		71,720		71,088		67,846		68,647						70,381		73,632
Net interest income and yields are adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.
Earning assets yields are expressed net of unearned income.
Loan yields include loan fees, cash basis interest income, and loans on nonaccrual status.
Numbers may not foot due to rounding.
See footnote disclosures on page 21.

CONSOLIDATED NONPERFORMING LOANS AND LEASES ("NPL")
Quarterly, Unaudited

	As of					4Q23 change vs.
(In millions, except ratio data)	4Q23	3Q23	2Q23	1Q23	4Q22	3Q23		4Q22
						$	%	$	%
Nonperforming loans and leases
Commercial, financial, and industrial (C&I)	$184	$123	$184	$204	$153	$62	50%	$32	21%
Commercial real estate	136	125	73	63	9	12	9	127	NM
Consumer real estate	139	145	144	155	152	(6)	(4)	(13)	(9)
Credit card and other[5]	2	2	2	2	2	—	16	—	4
Total nonperforming loans and leases	$462	$394	$402	$424	$316	$68	17%	$146	46%

Asset Quality Ratio
Nonperforming loans and leases to loans and leases
Commercial, financial, and industrial (C&I)	0.57%	0.37%	0.55%	0.63%	0.48%
Commercial real estate	0.96	0.88	0.52	0.47	0.07
Consumer real estate	1.02	1.06	1.07	1.22	1.24
Credit card and other[5]	0.30	0.26	0.27	0.29	0.27
Total nonperforming loans and leases to loans and leases	0.75%	0.64%	0.66%	0.72%	0.54%
Numbers may not foot due to rounding.

CONSOLIDATED LOANS AND LEASES 90 DAYS OR MORE PAST DUE AND ACCRUING
Quarterly, Unaudited

	As of					4Q23 change vs.
(In millions)	4Q23	3Q23	2Q23	1Q23	4Q22	3Q23		4Q22
						$	%	$	%
Loans and leases 90 days or more past due and accruing
Commercial, financial, and industrial (C&I)	$1	$3	$1	$—	$11	$(2)	(80)%	$(11)	(95)%
Commercial real estate	—	—	—	—	—	—	NM	—	NM
Consumer real estate	17	12	8	7	18	5	44	(1)	(7)
Credit card and other[5]	3	3	5	5	3	1	31	—	(5)
Total loans and leases 90 days or more past due and accruing	$21	$17	$14	$12	$33	$4	22%	$(12)	(38)%
Numbers may not foot due to rounding.

CONSOLIDATED NET CHARGE-OFFS (RECOVERIES)
Quarterly, Unaudited

	As of					4Q23 change vs.
(In millions, except ratio data)	4Q23	3Q23	2Q23	1Q23	4Q22	3Q23		4Q22
Charge-off, Recoveries and Related Ratios						$	%	$	%
Gross Charge-offs
Commercial, financial, and industrial (C&I) *	$31	$92	$19	$14	$24	$(60)	(66)%	$7	31%
Commercial real estate	2	5	8	2	—	(2)	(49)	2	NM
Consumer real estate	1	1	1	1	1	1	130	—	46
Credit card and other[5]	6	7	5	5	7	(1)	(16)	(1)	(18)
Total gross charge-offs	$41	$104	$33	$22	$32	$(63)	(61)%	$9	28%
Gross Recoveries
Commercial, financial, and industrial (C&I)	$(2)	$(5)	$(5)	$(2)	$(3)	$3	60%	$1	24%
Commercial real estate	—	—	(1)	—	—	—	(6)	—	(146)
Consumer real estate	(2)	(2)	(3)	(2)	(2)	1	28	1	37
Credit card and other[5]	(1)	(1)	(1)	(1)	(1)	—	15	—	9
Total gross recoveries	$(5)	$(9)	$(9)	$(6)	$(6)	$4	43%	$1	22%
Net Charge-offs (Recoveries)
Commercial, financial, and industrial (C&I) *	$29	$86	$14	$12	$21	$(57)	(66)%	$8	38%
Commercial real estate	2	4	8	2	—	(2)	(55)	2	NM
Consumer real estate	—	(2)	(2)	(2)	(2)	1	91	1	91
Credit card and other[5]	5	6	3	4	6	(1)	(16)	(1)	(20)
Total net charge-offs	$36	$95	$23	$16	$26	$(59)	(62)%	$10	40%

Annualized Net Charge-off (Recovery) Rates
Commercial, financial, and industrial (C&I) *	0.36%	1.04%	0.18%	0.15%	0.27%
Commercial real estate	0.06	0.12	0.23	0.05	—
Consumer real estate	—	(0.05)	(0.06)	(0.05)	(0.05)
Credit card and other[5]	2.36	2.77	1.65	1.93	2.76
Total loans and leases	0.23%	0.61%	0.16%	0.11%	0.18%
Numbers may not foot due to rounding.
•3Q23 increase driven by a single credit from a company in bankruptcy.

CONSOLIDATED ALLOWANCE FOR LOAN AND LEASE LOSSES AND RESERVE FOR UNFUNDED COMMITMENTS
Quarterly, Unaudited

	As of					4Q23 Change vs.
(In millions)	4Q23	3Q23	2Q23	1Q23	4Q22	3Q23		4Q22
Summary of Changes in the Components of the Allowance For Credit Losses						$	%	$	%
Allowance for loan and lease losses - beginning	$760	$737	$715	$685	$664	$23	3%	$96	14%
Cumulative effect of change in accounting principle:
Commercial, financial, and industrial (C&I)	—	—	—	1	—	—	NM	—	NM
Commercial real estate	—	—	—	—	—	—	NM	—	NM
Consumer real estate	—	—	—	(7)	—	—	NM	—	NM
Credit card and other[5]	—	—	—	—	—	—	NM	—	NM
Total cumulative effect of change in accounting principles	—	—	—	(6)	—	—	NM	—	NM
Allowance for loan and lease losses - beginning, adjusted	$760	$737	$715	$679	$664	$23	3%	$96	14%
Charge-offs:
Commercial, financial, and industrial (C&I) *	(31)	(92)	(19)	(14)	(24)	60	66	(7)	(31)
Commercial real estate	(2)	(5)	(8)	(2)	—	2	49	(2)	NM
Consumer real estate	(1)	(1)	(1)	(1)	(1)	(1)	(130)	—	(46)
Credit card and other[5]	(6)	(7)	(5)	(5)	(7)	1	16	1	18
Total charge-offs	(41)	(104)	(33)	(22)	(32)	63	61	(9)	(28)
Recoveries:
Commercial, financial, and industrial (C&I)	2	5	5	2	3	(3)	(60)	(1)	(24)
Commercial real estate	—	—	1	—	—	—	6	—	146
Consumer real estate	2	2	3	2	2	(1)	(28)	(1)	(38)
Credit card and other[5]	1	1	1	1	1	—	(15)	—	(9)
Total Recoveries	5	9	9	6	6	(4)	(43)	(1)	(17)
Provision for loan and lease losses:
Commercial, financial, and industrial (C&I) *	33	96	15	27	35	(63)	(66)	(2)	(5)
Commercial real estate	6	14	16	6	(2)	(8)	(59)	8	NM
Consumer real estate	5	5	10	15	5	—	4	(1)	8
Credit card and other[5]	5	3	3	4	9	2	73	(4)	(41)
Total provision for loan and lease losses:	49	118	45	52	46	(69)	(58)	3	7
Allowance for loan and lease losses - ending	$773	$760	$737	$715	$685	$13	2%	$88	13%

Reserve for unfunded commitments - beginning	$82	$90	$85	$87	$88	$(8)	(9)%	$(6)	(7)%
Cumulative effect of change in accounting principle	—	—	—	—	—	—	NM	—	NM
Acquired reserve for unfunded commitments	—	—	—	—	—	—	NM	—	NM
Provision for unfunded commitments	1	(8)	5	(2)	(1)	9	113	2	NM
Reserve for unfunded commitments - ending	$83	$82	$90	$85	$87	$1	1%	$(4)	(5)%
Total allowance for credit losses- ending	$856	$842	$827	$800	$771	$14	2%	$85	11%
Numbers may not foot due to rounding.
•3Q23 increase driven by a single credit from a company in bankruptcy.

CONSOLIDATED ASSET QUALITY RATIOS - ALLOWANCE FOR LOAN AND LEASE LOSSES
Quarterly, Unaudited

	As of
	4Q23	3Q23	2Q23	1Q23	4Q22

Allowance for loans and lease losses to loans and leases
Commercial, financial, and industrial (C&I)	1.04%	1.01%	0.98%	1.01%	0.97%
Commercial real estate	1.21%	1.19%	1.14%	1.12%	1.10%
Consumer real estate	1.71%	1.67%	1.64%	1.65%	1.63%
Credit card and other[5]	3.63%	3.48%	3.79%	3.86%	3.72%
Total allowance for loans and lease losses to loans and leases	1.26%	1.23%	1.20%	1.21%	1.18%
Allowance for loans and lease losses to nonperforming loans and leases
Commercial, financial, and industrial (C&I)	184%	273%	177%	159%	202%
Commercial real estate	126%	135%	219%	238%	1,554%
Consumer real estate	168%	158%	154%	135%	131%
Credit card and other[5]	1,202%	1,364%	1,384%	1,439%	1,364%
Total allowance for loans and lease losses to nonperforming loans and leases	167%	193%	183%	169%	217%

Allowance for credit losses ratios
Total allowance for credit losses to loans and leases[4]	1.40%	1.36%	1.35%	1.35%	1.33%
Total allowance for credit losses to nonperforming loans and leases[4]	185%	214%	206%	189%	244%
See footnote disclosures on page 21.

REGIONAL BANKING
Quarterly, Unaudited

						4Q23 Change vs.								2023 vs. 2022
	4Q23	3Q23	2Q23	1Q23	4Q22	3Q23			4Q22			2023	2022
						$/bp		%	$/bp		%			$/bp		%
Income Statement (millions)
Net interest income	$572	$583	$612	$586	$544	$(11)		(2)%	$28		5%	$2,354	$1,954	$400		20%
Noninterest income	109	109	109	107	107	—		—	2		2	433	444	(11)		(2)%
Total revenue	681	692	721	693	650	(11)		(2)	31		5	2,787	2,397	390		16%
Noninterest expense	342	318	321	320	321	24		8	21		7	1,301	1,226	75		6%
Pre-provision net revenue[3]	340	374	399	373	330	(34)		(9)	10		3	1,486	1,172	314		27%
Provision for credit losses	35	104	43	41	30	(69)		(66)	5		17	224	94	130		138%
Income before income tax expense	305	270	356	331	300	35		13	5		2	1,262	1,077	185		17%
Income tax expense	72	63	84	78	70	9		14	2		3	296	253	43		17%
Net income	$233	$207	$272	$253	$229	$26		13%	$4		2%	$966	$825	$141		17%

Average Balances (billions)
Total loans and leases	$43.9	$43.9	$42.9	$41.8	$41.1	$—		—%	$2.8		7%	$43.2	$39.6	$3.6		9%
Interest-earning assets	43.9	43.9	42.9	41.8	41.1	—		—	2.8		7	43.2	39.6	3.6		9
Total assets	46.6	46.7	45.6	44.5	43.8	(0.1)		—	2.8		6	45.9	42.3	3.6		9
Total deposits	59.3	58.8	55.9	57.8	59.6	0.5		1	(0.3)		(1)	58.0	63.1	(5.1)		(8)

Key Metrics
Net interest margin[6]	5.20%	5.30%	5.75%	5.71%	5.27%	(10)	bp		(7)	bp		5.48%	4.96%	52	bp
Efficiency ratio	50.17%	45.97%	44.59%	46.21%	49.30%	420	bp		87	bp		46.70%	51.13%	(443)	bp
Loans-to-deposits ratio (period-end balances)	73.49%	74.40%	74.98%	73.95%	70.81%	(91)	bp		268	bp		73.49%	70.81%	268	bp
Loans-to-deposits ratio (average-end balances)	74.02%	74.78%	76.72%	72.39%	69.02%	(76)	bp		500	bp		74.46%	62.74%	1,172	bp
Return on average assets (annualized)	1.98%	1.76%	2.39%	2.31%	2.08%	22	bp		(10)	bp		2.11%	1.95%	16	bp
Return on allocated equity[7]	24.98%	22.19%	29.55%	27.96%	25.21%	279	bp		(23)	bp		26.15%	23.23%	292	bp
Financial center locations	418	418	417	417	417	—			1			418	417	1
Numbers may not add to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 21.

Regional Banking segment: Offers financial products and services, including traditional lending and deposit taking, to consumer and commercial customers primarily in the southern and southeastern U.S. and other selected markets. Regional Banking also provides investment, wealth management, financial planning, trust and asset management services for consumer customers.

SPECIALTY BANKING
Quarterly, Unaudited

						4Q23 Change vs.								2023 vs 2022
	4Q23	3Q23	2Q23	1Q23	4Q22	3Q23			4Q22			2023	2022
						$/bp		%	$/bp		%			$/bp		%
Income Statement (millions)
Net interest income	$129	$135	$130	$125	$134	$(6)		(4)%	$(5)		(4)%	$519	$557	$(39)		(7)%
Noninterest income	61	46	48	53	47	15		33	14		30	209	312	(103)		(33)
Total revenue	190	181	177	179	181	9		5	9		5	727	869	(142)		(16)
Noninterest expense	94	89	88	93	93	5		6	1		1	364	446	(82)		(18)
Pre-provision net revenue[3]	96	92	89	86	87	4		4	9		10	363	423	(60)		(14)
Provision for credit losses	25	6	10	10	18	19		NM	7		39	50	14	36		NM
Income before income tax expense	72	87	79	76	70	(15)		(17)	2		3	313	409	(96)		(24)
Income tax expense	17	21	19	18	17	(4)		(19)	—		—	76	100	(24)		(24)
Net income	$54	$66	$60	$57	$53	$(12)		(18)%	$1		2%	$237	$310	$(73)		(24)%

Average Balances (billions)
Total loans and leases	$16.8	$17.0	$16.5	$15.8	$15.9	$(0.2)		(1)%	$0.9		5%	$16.5	$15.8	$0.7		4%
Interest-earning assets	19.1	19.3	18.7	18.1	18.4	(0.2)		(1)	0.7		4	18.8	18.8	—		—
Total assets	20.5	20.7	20.0	19.4	19.6	(0.2)		(1)	0.9		4	20.2	20.0	0.2		1
Total deposits	3.4	3.3	3.1	3.6	4.3	0.1		3	(0.9)		(21)	3.3	5.6	(2.3)		(41)

Key Metrics
Fixed income product average daily revenue (thousands)	$463	$301	$348	$437	$403	$162		54%	$60		15%	$387	$632	$(245)		(39)%
Net interest margin[6]	2.68%	2.78%	2.77%	2.80%	2.89%	(10)	bp		(21)	bp		2.76%	2.97%	(21)	bp
Efficiency ratio	49.38%	49.10%	49.60%	52.19%	51.69%	28	bp		(231)	bp		50.06%	51.29%	(123)	bp
Loans-to-deposits ratio (period-end balances)	537%	509%	559%	504%	426%	2,758	bp		11,028	bp		537%	426%	11,028	bp
Loans-to-deposits ratio (average-end balances)	497%	517%	537%	440%	370%	(1,991)	bp		12,740	bp		496%	284%	21,211	bp
Return on average assets (annualized)	1.05%	1.26%	1.20%	1.20%	1.06%	(21)	bp		(1)	bp		1.17%	1.55%	(38)	bp
Return on allocated equity[7]	12.07%	15.40%	14.92%	14.69%	13.05%	(333)	bp		(98)	bp		14.22%	19.04%	(482)	bp
Numbers may not add to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 21.

Specialty Banking segment: Consists of lines of business that deliver product offerings and services with specialized industry knowledge. Specialty Banking’s lines of business include asset-based lending, mortgage warehouse lending, commercial real estate, franchise finance, correspondent banking, equipment finance, mortgage, and title insurance (prior to July 2022). In addition to traditional lending and deposit taking, Specialty Banking also delivers treasury management solutions, loan syndications, and international banking. Additionally, Specialty Banking has a line of business focused on fixed income securities sales, trading, underwriting, and strategies for institutional clients in the U.S. and abroad, as well as loan sales, portfolio advisory services, and derivative sales.

CORPORATE
Quarterly, Unaudited

						4Q23 Change vs.						2023 vs. 2022
	4Q23	3Q23	2Q23	1Q23	4Q22	3Q23		4Q22		2023	2022
						$	%	$	%			$/bp	%
Income Statement (millions)
Net interest income/(expense)	$(84)	$(113)	$(111)	$(24)	$31	$29	26%	$(115)	NM	$(332)	$(119)	$(213)	NM
Noninterest income	13	18	244	11	21	(5)	(28)	(8)	(38)	286	60	225	NM
Total revenues	(72)	(95)	133	(13)	52	23	24	(124)	NM	(47)	(59)	13	21
Noninterest expense	137	67	146	64	90	70	104	47	52	414	282	133	47
Pre-provision net revenue[3]	(208)	(162)	(13)	(77)	(38)	(46)	(28)	(170)	NM	(461)	(341)	(120)	(35)
Provision for credit losses	(9)	—	(4)	(1)	(3)	(9)	NM	(6)	NM	(14)	(13)	(1)	(6)
Income before income tax expense	(199)	(162)	(10)	(76)	(35)	(37)	(23)	(164)	NM	(447)	(328)	(119)	(36)
Income tax expense (benefit)	(100)	(32)	(7)	(21)	(23)	(68)	NM	(77)	NM	(160)	(105)	(55)	(52)
Net income/(loss)	$(99)	$(130)	$(3)	$(55)	$(12)	$31	24%	$(87)	NM	$(287)	$(222)	$(65)	(29)%

Average Balance Sheet (billions)
Interest bearing assets	$12.4	$13.0	$13.7	$12.1	$13.3	$(0.6)	(5)%	$(0.9)	(7)%	$12.8	$19.3	$(6.4)	(33)%
Total assets	15.2	15.9	16.7	14.9	16.0	(0.7)	(4)	(0.8)	(5)	15.7	22.0	(6.3)	(29)%
Numbers may not add to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.

Corporate segment: Consists primarily of corporate support functions including risk management, audit, accounting, finance, executive office, and corporate communications. Shared support services such as human resources, properties, technology, credit risk and bank operations are allocated to the activities of Regional Banking, Specialty Banking, and Corporate. Additionally, the Corporate segment includes centralized management of capital and funding to support the business activities of the company including management of wholesale funding, liquidity, and capital management and allocation. Finally, the Corporate segment includes the revenue and expense associated with run-off businesses such as pre-2009 mortgage banking elements, run-off consumer and trust preferred loan portfolios, and other exited businesses.

FOOTNOTES
1 Taxable equivalent interest income and interest expense are non-GAAP measures and reconcile to net interest income (GAAP) in the table.
2 Occupancy and Equipment expense includes Computer Software Expense.
3 Pre-provision net revenue is a non-GAAP measure and is reconciled to income before income taxes (GAAP) in the table.
4 Represents a non-GAAP measure and is reconciled to the nearest GAAP measure in the non-GAAP to GAAP reconciliations beginning on page 22.
5 Credit card and other includes $179.6 million of commercial credit card balances at December 31, 2023.
6 Net interest margin is computed using total NII adjusted for FTE assuming a statutory federal income tax rate of 21 percent, and, where applicable state taxes.
7 Segment equity is allocated based on an internal allocation methodology.
8 2Q23 includes 19.7 million share impact of Series G convertible securities issued in connection with TD transaction based on the final conversion rate; 1Q23 and 4Q22 include 27.5 million shares based on the original maximum conversion rate.
9 3Q23 increase driven by the conversion of Series G convertible securities issued in connection with TD transaction.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

($s in millions, except per share data)	4Q23	3Q23	2Q23	1Q23	4Q22	2023	2022

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$9,291	$8,794	$8,960	$8,895	$8,547	$9,291	$8,547
Less: Noncontrolling interest (a)	295	295	295	295	295	295	295
Less: Preferred stock (a)	520	520	520	1,014	1,014	520	1,014
(B) Total common equity	$8,476	$7,978	$8,144	$7,586	$7,238	$8,476	$7,238
Less: Intangible assets (GAAP) (b)	1,696	1,709	1,720	1,732	1,744	1,696	1,744
(C) Tangible common equity (Non-GAAP)	$6,779	$6,270	$6,424	$5,853	$5,494	$6,779	$5,494

Tangible Assets (Non-GAAP)
(D) Total assets (GAAP)	$81,661	$82,533	$85,071	$80,729	$78,953	$81,661	$78,953
Less: Intangible assets (GAAP) (b)	1,696	1,709	1,720	1,732	1,744	1,696	1,744
(E) Tangible assets (Non-GAAP)	$79,965	$80,825	$83,351	$78,997	$77,209	$79,965	$77,209

Period-end Shares Outstanding
(F) Period-end shares outstanding	559	559	559	538	537	559	537

Ratios
(A)/(D) Total equity to total assets (GAAP)	11.38%	10.65%	10.53%	11.02%	10.83%	11.38%	10.83%
(C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	8.48%	7.76%	7.71%	7.41%	7.12%	8.48%	7.12%
(B)/(F) Book value per common share (GAAP)	$15.17	$14.28	$14.58	$14.11	$13.48	$15.17	$13.48
(C)/(F) Tangible book value per common share (Non-GAAP)	$12.13	$11.22	$11.50	$10.89	$10.23	$12.13	$10.23
(a)     Included in Total equity on the Consolidated Balance Sheet.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

($s in millions, except per share data)		4Q23	3Q23	2Q23	1Q23	4Q22	2023	2022

Adjusted Diluted EPS
Net income available to common shareholders ("NIAC") (GAAP)	a	$175	$129	$317	$243	$258	$865	$868
Plus Tax effected notable items (Non-GAAP) (a)		$3	$20	$(98)	$16	$34	(59)	82
Adjusted net income available to common shareholders (Non-GAAP)	b	$178	$150	$219	$259	$293	$806	$950

Diluted Shares (GAAP)[8]	c	561	561	561	572	572	562	566

Diluted EPS (GAAP)	a/c	$0.31	$0.23	$0.56	$0.43	$0.45	$1.54	$1.53
Adjusted diluted EPS (Non-GAAP)	b/c	$0.32	$0.27	$0.39	$0.45	$0.51	$1.43	$1.68

Adjusted Net Income ("NI") and Adjusted Return on Assets ("ROA")
Net Income ("NI") (GAAP)		$188	$142	$329	$256	$270	$915	$912
Plus Tax effected notable items (Non-GAAP) (a)		$3	$20	$(98)	$16	$34	(59)	82
Adjusted NI (Non-GAAP)		$191	$163	$231	$271	$304	$856	$994

NI (annualized) (GAAP)	d	$746	$565	$1,320	$1,037	$1,070	$915	$912
Adjusted NI (annualized) (Non-GAAP)	e	$757	$646	$928	$1,100	$1,206	$856	$994

Average assets (GAAP)	f	$82,313	$83,220	$82,304	$78,841	$79,521	$81,683	$84,217

ROA (GAAP)	d/f	0.91%	0.68%	1.60%	1.32%	1.35%	1.12%	1.08%
Adjusted ROA (Non-GAAP)	e/f	0.92%	0.78%	1.13%	1.40%	1.52%	1.05%	1.18%

Return on Average Common Equity ("ROCE")/ Return on Average Tangible Common Equity ("ROTCE")/ Adjusted ROTCE
Net income available to common shareholders ("NIAC") (annualized) (GAAP)	g	$695	$513	$1,270	$987	$1,025	$865	$868
Adjusted Net income available to common shareholders (annualized) (Non-GAAP)	h	$706	$594	$878	$1,050	$1,161	$806	$950

Average Common Equity (GAAP)	i	$8,090	$8,163	$7,747	$7,398	$7,106	$7,852	$7,348
Intangible Assets (GAAP) (b)		1,702	1,714	1,726	1,738	1,750	1,720	1,777
Average Tangible Common Equity (Non-GAAP)	j	$6,388	$6,448	$6,021	$5,659	$5,356	$6,132	$5,571
Equity Adjustment (Non-GAAP)		—	—	—	—	—	81	32
Adjusted Average Tangible Common Equity (Non-GAAP)	k	$6,388	$6,448	$6,021	$5,659	$5,356	$6,213	$5,603

ROCE (GAAP)	g/i	8.60%	6.28%	16.40%	13.34%	14.42%	11.01%	11.81%
ROTCE (Non-GAAP)	g/j	10.89%	7.95%	21.10%	17.43%	19.14%	14.10%	15.58%
Adjusted ROTCE (Non-GAAP)	h/k	11.05%	9.21%	14.59%	18.55%	21.68%	12.96%	16.96%
(a)     Amounts adjusted for notable items as detailed on page 10.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

(In millions)		4Q23	3Q23	2Q23	1Q23	4Q22	2023	2022

Adjusted Noninterest Income as a % of Total Revenue
Noninterest income (GAAP)	k	$183	$173	$400	$171	$174	$927	$816
Plus notable items (GAAP) (a)		(4)	—	(225)	—	(1)	(229)	(51)
Adjusted noninterest income (Non-GAAP)	l	$179	$173	$175	$171	$173	$699	$765

Revenue (GAAP)	m	$800	$778	$1,031	$859	$882	$3,467	$3,208
Taxable-equivalent adjustment		4	4	4	4	4	16	13
Revenue- Taxable-equivalent (Non-GAAP)		804	782	1,035	863	886	3,483	3,221
Plus notable items (GAAP) (a)		(4)	—	(225)	—	(1)	(229)	(51)
Adjusted revenue (Non-GAAP)	n	$800	$782	$810	$863	$885	$3,254	$3,170

Securities gains/(losses) (GAAP)	o	$(5)	$—	$—	$—	$1	$(4)	$18

Noninterest income as a % of total revenue (GAAP)	(k-o)/ (m-o)	23.33%	22.23%	38.80%	19.90%	19.63%	26.83%	25.01%
Adjusted noninterest income as a % of total revenue (Non-GAAP)	l/n	22.32%	22.11%	21.60%	19.81%	19.50%	21.43%	24.08%

Adjusted Efficiency Ratio
Noninterest expense (GAAP)	p	$572	$474	$555	$478	$503	$2,080	$1,953
Plus notable items (GAAP) (a)		(70)	(10)	(95)	(21)	(46)	(196)	(158)
Adjusted noninterest expense (Non-GAAP)	q	$502	$465	$461	$457	$458	$1,884	$1,795

Revenue (GAAP)	r	$800	$778	$1,031	$859	$882	$3,467	$3,208
Taxable-equivalent adjustment		4	4	4	4	4	16	13
Revenue- Taxable-equivalent (Non-GAAP)		804	782	1,035	863	886	3,483	3,221
Plus notable items (GAAP) (a)		(4)	—	(225)	—	(1)	(229)	(51)
Adjusted revenue (Non-GAAP)	s	$800	$782	$810	$863	$885	$3,254	$3,170

Securities gains/(losses) (GAAP)	t	$(5)	$—	$—	$—	$1	$(4)	$18

Efficiency ratio (GAAP)	p/ (r-t)	71.14%	60.96%	53.89%	55.67%	57.10%	59.91%	61.25%
Adjusted efficiency ratio (Non-GAAP)	q/s	62.84%	59.43%	56.92%	92.98%	51.73%	57.93%	56.68%
(a)     Amounts adjusted for notable items as detailed on page 10.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

($s in millions)

	Period-end				Average
	4Q23	3Q23	4Q23 vs. 3Q23		4Q23	3Q23	4Q23 vs. 3Q23
Loans excluding LMC
Total Loans (GAAP)	$61,292	$61,778	$(486)	(1)%	$61,197	$61,432	$(235)	—%
LMC (GAAP)	2,019	2,237	(218)	(10)%	1,939	2,353	(414)	(18)%
Total Loans excl. LMC (Non-GAAP)	59,273	59,541	(268)	—%	59,258	59,079	179	—%
Total Consumer (GAAP)	14,443	14,494	(51)	—%	14,466	14,391	75	1%
Total Commercial excl. LMC (Non-GAAP)	44,829	45,047	(218)	—%	44,792	44,688	104	—%
Total CRE (GAAP)	14,216	14,121	95	1%	14,210	13,999	211	2%
Total C&I excl. LMC (Non-GAAP)	$30,613	$30,926	$(313)	(1)%	$30,581	$30,689	$(108)	—%
Numbers may not foot due to rounding.

		4Q23	3Q23	2Q23	1Q23	4Q22
Allowance for credit losses to loans and leases and Allowance for credit losses to nonperforming loans and leases
Allowance for loan and lease losses (GAAP)	A	$773	$760	$737	$715	$685
Reserve for unfunded commitments (GAAP)		83	82	90	85	87
Allowance for credit losses (Non-GAAP)	B	$856	$842	$827	$800	$771

Loans and leases (GAAP)	C	$61,292	$61,778	$61,295	$59,045	$58,101
Nonaccrual loans and leases (GAAP)	D	$462	$394	$402	$424	$316

Allowance for loans and lease losses to loans and leases (GAAP)	A/C	1.26%	1.23%	1.20%	1.21%	1.18%
Allowance for credit losses to loans and leases (Non-GAAP)	B/C	1.40%	1.36%	1.35%	1.35%	1.33%

Allowance for loans and lease losses to nonperforming loans and leases (GAAP)	A/D	167%	193%	183%	169%	217%
Allowance for credit losses to nonperforming loans and leases (Non-GAAP)	B/D	185%	214%	206%	189%	244%
Numbers may not foot due to rounding.

GLOSSARY OF TERMS
Common Equity Tier 1 Ratio: Ratio consisting of common equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, less disallowed portions of goodwill, other intangibles, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Fully Taxable Equivalent (“FTE”): Reflects the amount of tax-exempt income adjusted to a level that would yield the same after-tax income had that income been subject to taxation.

TD Transaction: The acquisition of FHN by TD contemplated by a merger agreement signed in February 2022 and terminated in May 2023.

Tier 1 Capital Ratio: Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, plus qualifying portions of noncontrolling interests, less disallowed portions of goodwill, other intangible assets, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Key Ratios
Return on Average Assets: Ratio is annualized net income to average total assets.

Return on Average Common Equity: Ratio is annualized net income available to common shareholders to average common equity.

Return on Average Tangible Common Equity: Ratio is annualized net income available to common shareholders to average tangible common equity.

Noninterest Income as a Percentage of Total Revenue: Ratio is noninterest income excluding securities gains/losses to total revenue - taxable equivalent excluding securities gains/losses.

Efficiency Ratio: Ratio is noninterest expense to total revenue - taxable equivalent excluding securities gains/losses.

Leverage Ratio: Ratio is tier 1 capital to average assets for leverage.

Asset Quality - Consolidated Key Ratios
Nonperforming loans and leases ("NPL") %: Ratio is nonaccruing loans and leases in the loan portfolio to total period-end loans and leases.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans and leases.

Allowance / loans and leases: Ratio is allowance for loan and lease losses to total period-end loans and leases.

Allowance / Nonperforming loans and leases: Ratio is allowance for loan and lease losses to nonperforming loans and leases in the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan and lease losses to annualized net charge-offs.

Operating Segments
Regional Banking segment: Offers financial products and services, including traditional lending and deposit taking, to consumer and commercial customers primarily in the southern and southeastern U.S. and other selected markets. Regional Banking also provides investment, wealth management, financial planning, trust and asset management services for consumer customers.

Specialty Banking segment: Consists of lines of business that deliver product offerings and services with specialized industry knowledge. Specialty Banking’s lines of business include asset-based lending, mortgage warehouse lending, commercial real estate, franchise finance, correspondent banking, equipment finance, mortgage, and title insurance (prior to July 2022). In addition to traditional lending and deposit taking, Specialty Banking also delivers treasury management solutions, loan syndications, and international banking. Additionally, Specialty Banking has a line of business focused on fixed income securities sales, trading, underwriting, and strategies for institutional clients in the U.S. and abroad, as well as loan sales, portfolio advisory services, and derivative sales.

Corporate segment: Consists primarily of corporate support functions including risk management, audit, accounting, finance, executive office, and corporate communications. Shared support services such as human resources, properties, technology, credit risk and bank operations are allocated to the activities of Regional Banking, Specialty Banking, and Corporate. Additionally, the Corporate segment includes centralized management of capital and funding to support the business activities of the company including management of wholesale funding, liquidity, and capital management and allocation. Finally, the Corporate segment includes the revenue and expense associated with run-off businesses such as pre-2009 mortgage banking elements, run-off consumer and trust preferred loan portfolios, and other exited businesses.